                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 2004

                               CepTor Corporation
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

          000-50502                                            06-1686744
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    (Commission File Number)                (IRS Employer Identification Number)

          200 International Circle, Suite 5100, Hunt Valley, MD 021030
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                    (Address of Principal Executive Offices)

                                 (410) 527-9998
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              (Registrant's Telephone Number, Including Area Code)

                        Medallion Crest Management, Inc.
                    3675 North Country Club Drive, Suite 1907
                            Adventura, Florida 33180
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          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)
/_/ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14-12)
/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
/_/  Pre-commencement  communications  pursuant  to  Rule  13-e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 8, 2004, Medallion Crest Management, Inc., a Florida
corporation ("Medallion" or the "Company"), CepTor Corporation, a Delaware
corporation ("CepTor"), and CepTor Acquisition Corp., a Delaware corporation
("Acquisition Corp."), a wholly-owned subsidiary of Medallion, entered into an
Agreement of Merger and Plan of Reorganization (the "Merger Agreement").
Pursuant to the Merger Agreement, on December 8, 2004 CepTor merged with
Acquisition Corp., with CepTor surviving as a wholly-owned subsidiary of
Medallion (the "Merger"). Upon effectiveness of the Merger, the Company filed with the Florida Department of State Articles of Amendment to the Articles of
Incorporation of the Company to change its name to CepTor Corporation, and to authorize the issuance of up to 300 shares of its Series A Convertible Preferred
Stock (the "Preferred Stock").

     Pursuant to the Merger, the Company acquired all of the outstanding capital stock of CepTor in exchange for 5,278,068 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and assumption of certain obligations and contingent obligations of CepTor. As a result, CepTor's former stockholders became the majority stockholders of the Company.

     In connection with the Merger the Company adopted the CepTor Founders'
Stock Plan and 2004 Incentive Plan. On December 9, 2004 the Company issued to
CepTor employees and others 3,031,943 shares of restricted Common Stock under the Founders' Stock Plan. Under the 2004 Incentive Stock Plan, officers, consultants, third-party collaborators, and employees of the Company or its subsidiaries may be granted rights in the form of options or shares or restricted stock for up to a maximum of 2,268,377 shares of Common Stock.

     In connection with the Merger, the Company assumed $1,100,215 principal amount of outstanding indebtedness of CepTor convertible at $1.25 per share into
Common Stock and maturing December 31, 2005.

     The total number of shares of capital stock that the Company is authorized to issue under its Articles of Incorporation is 120 million, par value $0.0001 per share. The total number of shares of Common Stock authorized is 100 million and the total number of shares of preferred stock authorized is 20 million.
Three hundred shares of preferred stock have been designated Series A
Convertible Preferred Stock.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     Overview. On December 8, 2004, the Merger described in Item 1.01 was completed. In connection with the Merger, the Company acquired 100% of the issued and outstanding stock of CepTor Corporation, a Delaware corporation, and on December 9, 2004, in connection with such acquisition, completed an initial closing (the "Initial Closing") on a Private Placement ("the Private Placement")
and sold 103.62 units (the "Units") to accredited investors for $2,590,500 gross proceeds.

     Immediately following the Merger and the Initial Closing, certain stockholders of the Company sold an aggregate of 1,592,000 shares of Common
Stock to several purchasers and forfeited 3,315,500 shares of Common Stock which were cancelled by the Company.

     After the Initial Closing, the Company had outstanding 10,310,011 shares of
Common Stock, 103.62 shares of Preferred Stock (the "Preferred Stock")
(convertible into 1,036,200 shares of Common Stock), warrants (the "Warrants")
to purchase 518,100 shares of Common Stock issued in the Private Placement, and additional warrants or options to purchase 901,089 shares of Common Stock. After giving effect to the Merger, the Private Placement, and the surrender of
3,315,500 shares of Common Stock, 1,850,000 shares of Common Stock constitute the freely-tradeable shares or "public float" of the Company. Shares of the
Company's Common Stock were approved for trading under the symbol (CEPO.OB) on the Over the Counter (OTC) Bulletin Board Market commencing on December 13,
2004.

     Lock-up Agreements. Shares of Common Stock issued pursuant to the Merger are subject to various lock-up agreements that provide restrictions on the future sale of Common Stock by certain holders. These lock-up agreements provide, in general, as follows: Xechem International, Inc., the controlling stockholder of CepTor prior to the Merger and owner of approximately 34% of the voting securities of the Company following the Initial Closing (27% on a fully-diluted basis) may not sell any of its shares for a period of six months following the effective date of registration of shares purchased in the Private
Placement and may only sell up to 50% percent thereafter until one-year following registration; and shares held by the participants in the Founders'
Stock Plan who own approximately 27% of the voting securities of the Company, collectively, following the Initial Closing (21% on a fully-diluted basis) may only sell 10% of such shares immediately, 10% on the six month anniversary following issuance, and the balance upon initiation of a Phase III clinical trial for CepTor's "Myodor" technology for muscular dystrophy, unless accelerated by the Compensation Committee or Board of Directors. All lock-up agreements expire 24 months after the Closing Date.

     Registration Statement. The Company has agreed to file a "resale"
registration statement with the SEC on or before February 6, 2005, covering all shares of Common Stock underlying the Preferred Stock and underlying the
Warrants (including shares of Common Stock and underlying warrants issued to the
Placement Agent in the Offering) and all shares of Common Stock issued to the
Placement Agent. The Company has agreed that it will maintain the effectiveness of the "resale" registration statement until December 7, 2005, after which time exempt sales pursuant to Rule 144 may be permitted. The Company will use its best efforts to respond to any SEC comments to the "resale" registration statement on or prior to the date which is 20 business days from the date such comments are received, but in any event not later than 30 business days from the date such comments are received. The Company has agreed to use its best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible after the initial filing date.

     If the Company fails to (i) file the Registration Statement with the SEC on or prior to the date that is 180 days after the Closing Date, or (ii) respond to any SEC comments to the Registration Statement on or prior to the date which is
20 days after the date such comments are received, then the Company shall be obligated to issue to purchasers of Units additional shares of Common Stock computed as follows: on the first day that the Company has failed to file, or has failed to respond to SEC comments concerning the Registration Statement, as the case may be, the Company shall issue to the purchasers of Units shares of
Common Stock equal to 2% percent of the number of shares of Common Stock involved in such failure to file or respond, and an additional 2% upon the expiration of each 30 day period following the initial failure, provided that all penalty shares shall be excluded from the determination, up to a maximum of
12%.

     The Company will offer additional "piggy-back" registration to certain additional holders of Common Stock and may file separate registration statements for Common Stock issued to Xechem, under the Founders' Stock Plan, under the
2004 Incentive Plan, and for certain other holders.

     Changes Resulting From the Merger. The Company intends to carry on CepTor's business as its sole line of business. CepTor is based in Hunt Valley, Maryland and is a development-stage bio-pharmaceutical company focusing on therapeutic products for neuromuscular and neurodegenerative diseases. The Company has relocated its principal executive offices to those of CepTor at 200
International Circle, Suite 5100, Hunt Valley, MD 21030, and its telephone and facsimile numbers are (410) 527-9998 and (410) 527-9867, respectively.

     On December 2, 2004, a majority of the outstanding shares of the Common
Stock agreed, by written consent in lieu of a meeting and without the need to solicit votes, pending completion of the Merger to, among other things:

o  change the corporate name from Medallion Crest Management, Inc. to CepTor
   Corporation in the state of Florida and elsewhere where the Company shall continue to conduct its business upon effectiveness of the Merger;

o  authorize issuance of the Preferred Stock;

o  assume CepTor's Founders' Stock Plan and 2004 Incentive Stock Plan, and all
   related actions taken by the Board of CepTor prior to closing, which plans the Company assumed in connection with the Merger; and

o  the appointment of William Pursley and Leonard Mudry as the directors of the
   Company.

On  December  7,  2004,  a majority  of the Board of  Directors  of the  Company approved resolutions by written consent to, among other things:

o  authorize the Merger and Private Placement; and

o  assume CepTor's outstanding indebtedness by the Company and issuance of new indebtedness convertible at $1.25 per share into Common Stock pursuant to the
   Merger.

On  December  9,  2004,  a majority  of the Board of  Directors  of the  Company approved resolutions by written consent to, among other things:

o  reserve for future issuance  shares of Common Stock  sufficient to effect the conversion  of  all  Preferred  Stock,  Warrants,  Options,  and  convertible indebtedness;

o  authorize the further merger of the Company and CepTor to change the domicile of the Company to Delaware and collapse the parent-subsidiary relationship of the Company and CepTor; and

o  register under the Securities Acts all applicable shares; and

o  take such other action as is  necessary  or  appropriate  to  consummate  the transactions  consisting of the Merger,  the Private  Placement,  and related transactions.

     Under Florida law, the Company did not require Company stockholder approval to complete the Merger, as the constituent corporations in the Merger are CepTor
Acquisition Corp. and CepTor. The Company was not a constituent corporation in the Merger although it was a party to the Merger Agreement. The Merger and its related transactions were approved by the requisite number of CepTor stockholders by written consent in lieu of a meeting on November 22, 2004.

DESCRIPTION OF THE COMPANY

     The Company was incorporated in the state of Florida on April 4, 2003. From then until the Merger, the Company was pursuing a business plan under which it proposed to acquire, develop, and operate commercial real estate property in the
South Florida counties of Dade, Broward and Palm Beach. Upon the effectiveness of the Merger, the Company succeeded to the business of CepTor which will be continued as its sole line of business.

DESCRIPTION OF BUSINESS

     Unless otherwise indicated or the context otherwise requires, all references below to "CepTor" or the "Company" mean CepTor and Medallion, on a combined basis after the Merger.

     Overview. CepTor, a development-stage biopharmaceutical company, is engaged in the discovery, development and commercialization of products for the treatment of neuromuscular and neurodegenerative and other diseases with a focus on orphan diseases. An orphan disease is defined in the United States as a disease that affects less than 200,000 people. CepTor is seeking to create an efficient orphan drug platform by taking advantage of the legislative, regulatory and commercial opportunities common to these rare diseases.
Management intends to focus on developing and commercializing orphan drug candidates internally, while working to partner product development opportunities for non-orphan drug candidates with third-parties.

     Management, through an existing proprietary platform technology, intends to pursue drug candidates that exploit the understanding that activation of the cysteine protease calpain initiates the cellular degradation that accompanies many neuromuscular and neurodegenerative diseases. Early studies undertaken found that the highly specific calpain inhibitor leupeptin substantially ameliorated the degenerative effects of these diseases. CepTor's technology includes utilizing the carrier molecules carnitine and taurine, which are used to target various passenger molecules, including leupeptin, to skeletal muscle cells and nerve cells, respectively. This provides for potential applications of this technology in muscular dystrophy, multiple sclerosis (MS), epilepsy, amyotrophic lateral sclerosis (ALS), Myasthenia Gravis, cancer cachexia, AIDS wasting, traumatic nerve injury, retinal degeneration, ototoxicity, Alzheimer's disease, Huntington's disease and cardiomyopathies. CepTor has been issued compound patents on both of the carrier molecules in combination with any passenger molecule and has applied for certain orphan drug status. Additional provisional and other patent applications are in process.

     Much of the technology is based on muscle and nerve cell targeting for calpain inhibition. Calpain exists in every cell of the body and is a protease that degrades cells naturally, in a normal metabolic process, in concert with new cells constantly being developed. If calpain is up regulated abnormally, the cellular degradation process breaks down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or any insult, if cell membrane integrity is compromised, it can lead to up regulation in calpain causing deleterious muscle or nerve cell and tissue degradation. This is believed to be because the cell membrane defect allows the entry of extracellular calcium ions into the cell, which, consequently, up regulates calpain. Therefore, the CepTor technology is designed to target calpain inhibitors to muscle and nerve cells preventing degradation of those tissues.

     During September 2004, CepTor concluded its first license agreement under which Myodur has been licensed to JCR Pharmaceutical Company, Ltd. for the
Pacific Rim. The terms of the license include an immediate and milestone equity investments and payments, plus future royalties.

     Drug Targeting/Delivery Technology. When a pharmaceutical agent is administered to a patient, either orally or by injection, the drug distributes itself in most of the whole body water and tissues while only a small portion administered goes to the diseased area where it is expected to have its curative effect. In some cases, larger doses must be administered which can produce severe undesirable side effects in organs for which it was not intended. Thus, the means by which a drug reaches its target site or its delivery at the right moment and frequency, takes on increasing significance.

     Recent developments have fueled an increased intensity in research aimed at creating new drug delivery systems. Much of this interest has stemmed from the advances in biotechnology immunology, which has resulted in the creation of a new class of peptide and protein drugs. Concurrent attempts to overcome barriers which limit the availability of these macromolecules has led to an exploration of non-parenteral routes for their systemic delivery as well as means to overcome the enzymatic and absorption barriers for the purpose of increasing bioavailability.

     Although for conventional drugs the oral route is convenient and popular, most peptide and protein drugs have low uptake due to proteolytic degradation in the G.I. tract and poor permeability of the intestinal mucosa to high molecular weight substances. Several approaches to overcome these obstacles have been under intense investigation: (i) inhibiting proteolytic degradation, (ii)
increasing the permeability across the relevant membrane, (iii) structural modification to improve their resistance to breakdown or to enhance permeability, and (iv) by specific pharmaceutic formulation to prolong their retention time at the site of administration using controlled delivery systems.

     CONTROLLED-RELEASE SYSTEMS. A number of combination and variations on these themes have been investigated. For example, linkage of drugs to monoclonal antibodies, encapsulation of drugs in liposomes, modification of the liposome surface to alter the pharmacokinetics, coating of proteins and/or liposomes with polymers or polysaccharides, fusion of toxins to antibodies via recombinant technology and many others. All of these modifications are designed to accelerate and control the transport of pharmacologically-active agents from sites of administration to organs. These systems do not address overcoming physical barriers common to macromolecules.

     SITE-SPECIFIC DELIVERY (TARGETING). These alterations in drug structure are not limited entirely to enhancing the stability of drugs, but are also designed to improve the targeting of the drug to a specific organ or tissue. By taking advantage of a feature on a cell membrane that becomes a focal point for incorporating a specific carrier into the design of the drug to carry it to its designated goal, targeting or site-specific delivery can be improved. The carriers generally utilized have been monoclonal antibodies that target specific cell membrane epitopes or receptors; however, a greater understanding of membrane-specific features might enable one to design small molecular carriers attached to drugs for enhanced uptake. Thus, new drugs in the form of peptides, proteins, oligonucleotides, and genes are now on the horizon. The limitations at this juncture relate to how we deliver them, intact, to preferred sites in order to achieve maximal physiologic effectiveness and reduced side effects.

     CepTor Approach. CepTor has developed a unique technology that it believes has broad application and can be used to target drugs orally to many organ and tissue systems in the human body. The basis of this new technology is a concept that integrates the special chemical properties of active, currently available and naturally occurring pharmaceuticals and the specific biological characteristics of targeting drugs to cells. CepTor's technology provides a means for targeting drugs to the site for which the drug has therapeutic effect.
This targeting capability has the potential effect of reducing, potentially markedly, the amount of drug that is circulated to other places in the body.
Therefore, targeting makes it possible to use much less drug in the patient's body, thereby drastically decreasing the probability of harmful side effects.
Both carnitine and taurine, naturally occurring substances, have been initially utilized in CepTor's technology as specific carriers of drugs, particularly to muscle and nerve. Any drug, new or old, can be linked to these carriers if a functional group is available to carry out the linkage. Other carrier systems utilizing the same theoretical concept are being explored as well. Because these carriers and their passenger molecules are small molecules, they may effectively be delivered orally, and in neurodegenerative diseases, may cross the blood brain barrier.

     There are many medical conditions in which loss of muscle tissue is a prominent part of the disease process. These include muscular dystrophy, in which the genetic disorder resides in the muscle cells, or diseases such as multiple sclerosis, ALS and spinal cord injury, where muscle wasting is secondary to the primary defect in the neuron.

     In summary, this technology provides CepTor with the ability to seek to:

     o Explore potential therapeutic, oral agents in a variety of neuromuscular and neurodegenerative disorders.

     o Through efficient targeting, improve the safety profile of new, as well as existing pharmaceuticals currently on the market.

     o Investigate new and abandoned pharmaceutical research projects where therapeutics and toxic levels have not been able to be successfully managed.

     o Extend the patent life of existing major drugs and provide a means of product differentiation in the generic pharmaceutical industry.

     o Investigate the potential for developing cardioactive drugs.

     Products in Development

     MYODUR (MUSCULAR DYSTROPHY). Duchenne's muscular dystrophy is a morbid genetic disease that leads to death in adolescence due to accelerated skeletal muscle breakdown. There is no definitive therapy for this horrible disease. The lead CepTor product, Myodur, includes the carnitine carrier and the tripeptide, leupeptin, a known calpain inhibitor. Calpain is the primary protease that degrades skeletal muscle. The x-linked gene defect in muscular dystrophy causes an insufficiency of dystrophin leading to poor muscle cell membrane integrity, which allows for abnormal calpain up regulation due to extracellular calcium ion activation. CepTor believes the calpain inhibiting effect of leupeptin along with the muscle cell targeting effect of carnitine make Myodur an ideal candidate for this orphan disease. In January 2004, CepTor filed for orphan drug status in muscular dystrophy.

     Muscular dystrophy (MD) refers to a group of genetic diseases characterized by progressive weakness and degeneration of the skeletal or voluntary muscles which control movement. The muscles of the heart and some other involuntary muscles are also affected in some forms of MD, and a few forms involve other organs as well. The major forms of MD include myotonic, Duchenne (DMD), Becker
(BMD), limb-girdle, and others. DMD is the most common form of MD affecting children. MD can affect people of all ages. Although some forms first become apparent in infancy or childhood, others may not appear until middle age or later. Because of specific genetic defects, Myodur is expected to be effective in only DMD and BMD.

     NEURODUR (MULTIPLE SCLEROSIS). Multiple sclerosis is a devastating, neurodegenerative disease, involving inflammation of the brain and spinal cord.
MS patients have neural cell membrane defects in these areas, again leading to calcium ion up regulation of calpain and subsequent degradation of nerve tissue.
Although MS therapies do exist today, none are seen as satisfactory due to a lack of universal effectiveness and side effects. CepTor's product candidate,
Neurodur, has also been shown effective in animal models.

     Multiple sclerosis is thought to be an autoimmune disease that affects the central nervous system (CNS). The CNS consists of the brain, spinal cord, and the optic nerves. Surrounding and protecting the nerve fibers of the CNS is a fatty tissue called myelin, which helps nerve fibers conduct electrical impulses. In MS, myelin is lost in multiple areas, leaving scar tissue called sclerosis. When myelin or the nerve fiber is destroyed or damaged, the ability of the nerves to conduct electrical impulses to and from the brain is disrupted,

and this produces various symptoms of the disease. There are four different clinical courses of MS, each of which might be mild, moderate, or severe.

     C-301 (EPILEPSY). Epilepsy is an important, far-reaching neurodegenerative disease of unknown etiology characterized by uncontrollable seizures. Although it is unclear what causes this serious seizure disorder, valproic acid, alone, represents the primary therapy for epilepsy today but has proved to be very difficult to regulate as a therapeutic; too little provides no benefit and too much can cause serious adverse effects. C-301 combines both taurine and valproic acid. CepTor believes taurine, combined with the passenger molecule, valproic acid, will offer a strong advantage in efficacy and safety because of the preciseness, efficiency and low dosage requirements of its nerve cell targeting.

     Epilepsy affects 1% to 2% of the world's population and is a neurological condition that makes people susceptible to seizures. A seizure is a change in sensation, awareness, or behavior brought about by a brief electrical disturbance in the brain. Seizures vary from a momentary disturbance of the senses, to short periods of unconsciousness or starring spells, or convulsions.
Although they look different, all seizures are caused by the same thing; a sudden change in how the cells of the brain send electrical signals to each other. Epilepsy is generally not the kind of condition that gets worse over time. Most adults who have it can expect to live a normal life span.

     Other Research. Because calpain is believed to play a key tissue degradation role in so many indications, besides the product opportunities addressed above, the breadth of CepTor's technology has allowed for multiple research opportunities as follows:

NEUROMUSCULAR DISORDERS               NEURODEGENERATIVE DISORDERS
-----------------------               ---------------------------

Cardiomyopathies                      *  Amyotrophic lateral sclerosis (ALS)
Cancer cachexia                          Retinal degeneration
AIDS wasting                             Spinal cord injury
Denervation injury                    *  Alzheimer's disease
*Myasthenia Gravis                       Ototoxicity
                                      *  Huntington's disease

*To be considered for internal development.

     Manufacturing. CepTor does not have, and does not intend to establish, manufacturing facilities to produce its product candidates in the near- or mid-term. CepTor plans to control capital expenditures by using contract manufacturers to produce product candidates. It is CepTor's belief that there are a sufficient number of high quality GLP (Good Laboratory Practice) and GMP
(Good Manufacturing Practice) contract manufacturers available, and we have had discussions and in some instances established relationships to fulfill our production needs for research and clinical use. Myodur and Neurodur require two raw material suppliers, a contract manufacturer and a contract formulator.
Bachem, U.S. and Bachem, AG are the current, exclusive GLP and GMP contract manufacturers, respectively.

                                        9

     The manufacturer of CepTor's product candidates or any future product, whether done by third-party contractors as planned or internally, will be subject to rigorous regulations, including the need to comply with the FDA's current GMP standards. As part of obtaining FDA approval for each product, each of the manufacturing facilities must be inspected, approved by and registered with the FDA. In addition to obtaining FDA approval of the prospective manufacturer's quality control and manufacturing procedures, domestic and foreign manufacturing facilities are subject to periodic inspection by the FDA and/or foreign regulatory authorities.

     Intellectual Property. The novelty of the CepTor technology is the basis for patents that have been issued in the U.S. and abroad (see below). These patents are the basis for CepTor's unique technology and protect the CepTor carrier systems that have been developed to target drugs, particularly to cardiac and skeletal muscle as well as to central and peripheral nerves for the purpose of treatment and repair.

o  Patent 4,742,081--Carnitine, which preferentially accumulates in cardiac and skeletal muscle, is coupled to a protease inhibitor or any other pharmaceutically active compound, for the purpose of site-specific drug delivery to these tissues. These products may be useful in a variety of muscle wasting diseases as well as cardiac conditions including cardiac ischemia.

o  Patents 4,866,040, 5,008,288 and 5,876,747--These patents cover the compounds carnitine, aminocarnitine and cysteic acid (taurine) as carriers linked to protease inhibitors, propranolol, procainamide and quinidine and, as well, phosphatidyl carnitine incorporated into liposomes for the treatment of muscle disorders as well as cardiac arrhythmias.

o  Patent application directed to compound C-301 an anticonvulsant therapeutic agent for treating epilepsy and bipolar disorder was filed on May 7, 2004.

o  Provisional application for Myodur specifically in the field of muscular dystrophy and for other neurodegenerative diseases and for a new composition of matter (compound) was filed on June 12, 2004.

o  Provisional  application  for Neurodur  specifically in the field of multiple sclerosis  and for other  neurodegenerative  muscular  diseases and for a new composition of matter was filed in September 2004.

     Orphan Drug Filings

o  Orphan Drug Designation has been granted for leupeptin in denervation injury.

o  Orphan Designation for Myodur in muscular dystrophy was applied for on
   January 29, 2004.

o  Orphan Designation for C-202 in ALS will be applied for in 2005.

o  Orphan Designation for C-102 in Myasthenia Gravis will be applied for in
   2005.

                                       10

     CepTor relies on protection afforded by Confidentiality and Invention
Acknowledgement Agreements with key personnel in order to secure and protect its rights in its intellectual property that is not subject to patent or other statutory protection.

LICENSES

     Agreement with JCR Pharmaceuticals Co., Ltd. On September 15, 2004 CepTor
and JCR Pharmaceuticals Co., Ltd. ("JCR") entered into a Licensing Agreement pursuant to a June 2004 Letter of Intent (the "JCR License"). Under the terms of the JCR License, CepTor has agreed to an exclusive license agreement for
CepTor's Myodur drug for muscular dystrophy. The license provides JCR rights to develop make, manufacture, use, sell, and distribute Myodur for the treatment of muscular dystrophy in Japan, South Korea, China, Taiwan, and Singapore. Under
the terms of the JCR License, CepTor will receive royalties in the amount of 25%
of net sales (as defined), provided that the sum of cost of goods sold, plus royalty payments does not exceed 35% of net sales in total. Pursuant to the license agreement, JCR purchased 256,000 shares of common stock of CepTor
(pre-Merger Shares) for a payment of $1,000,000. Under the JCR License with
CepTor, JCR is obligated to purchase $1,000,000 of additional shares of Common
Stock of the Company at the time the United States Food and Drug Administration
(FDA) approves an IND for Myodur for Muscular Dystrophy and will make a milestone payment of $500,000 to CepTor at the time of filing of an IND to initiate Phase I/II clinical studies for Myodur in the United States. The purchase price at the time of purchase of the second $1,000,000 investment required under the license will be the then market price of Common Stock which may be higher, or lower, on a price per share basis, than the purchase price applicable to the initial investment.

COMPETITION

     CepTor management is aware of two other firms developing calpain inhibitors. Cephalon, in collaboration with SmithKline, has a compound in pre-clinical development for treatment of stroke and ischemic injury. They have terminated work on this compound for spinal cord and head injury and it appears the trial for stroke is inactive as CepTor refers to their work in this area as
"research." It appears they have focused on peptides nonmimetic di- and tri-
amino acid compounds roughly similar to leupeptin. It does not appear that they are working with any specific targeting mechanisms. Myocontract, of Basal,
Switzerland, suggests it is in the research phase with non-specified calpain inhibitors, but also has no targeting mechanism.

     The caspases are also cysteine based proteases intimately involved with programmed cell death (apoptosis) and a number of firms are attempting to develop inhibitors of these enzymes. Vertex is in phase II clinical trials with
VX-740, an oral caspase inhibitor, for rheumatoid arthritis in collaboration with Aventis. Molecumetics, a division of Tredegar Corporation, with P&U, has another peptidoes nonmimetic series in discovery, which inhibits caspases. Their overall focus is cancer. CoCensys, a division of Perdue Pharma, has done research on caspase inhibition in stroke, and Idun has orally available caspase inhibitors that are protective of liver in several animal models of liver disease. It is the belief of CepTor that the caspases are downstream of calpain in the apoptotic cascade and that calpain is also involved in necrotic cell death, making it the more attractive target. Leupeptin does not strongly inhibit the caspases. None of the above companies is using a specific targeting mechanism known to CepTor.

                                       11

     Another cysteine protease, the lysosomal enzyme cathepsin S, is the focus of a program at Axys sponsored by Aventis, which aims to inhibit this enzyme in inflammatory and autoimmune diseases. There is some competition between calpain and this family of lysozomal cysteine proteases because calpain can trigger the release of lysozomal enzymes. Similarly, Acambis is developing a cathepsin S inhibitor as a treatment for asthma. The cysteine protease cathepsins are largely lysozomal proteases and many of these are inhibited by leupeptin.

     As for the lead indication at CepTor, muscular dystrophy, Transgene has an interest in a gene therapy approach utilizing the dystrophin gene. This is financed by the French muscular dystrophy association. They do not appear to have taken significant steps to enter the clinical phase of testing. CepTor management is also aware that Wyeth is working in the area of myostatin inhibitors, specifically, inhibiting antibodies which is currently in Phase I clinical trials. Wyeth's focus appears to be in Becker's MD, in an area CepTor is not presently focusing its research on. There does not appear to be any trials currently in the clinic in the United States that aim at developing new treatments for this hereditary condition. CepTor, if successful, can expect their leupeptin based calpain inhibition to revolutionize treatment of this condition which affects perhaps 40,000 individuals in the United States and EU.

     In MS, there are several beta-serons on the market but CepTor is unaware of any technologies similar to its own in development for this indication. Neurodur should provide a unique, new, definitive therapy for MS. CepTor knows of no other therapies in development that provide the mechanism to cross the BBB.

     Epilepsy is a somewhat crowded but non-targeted market, and again, seems absent of products or products in development that specifically target the brain.

EMPLOYEES

     As of November 15, 2004, CepTor had eleven employees, three of which focus on and coordinate research, and four that focus on and coordinate clinical and regulatory strategy. Five employees have doctorate and/or M.D. degrees. CepTor believes that its relationship with its employees is good.

     Even though the business strategy of CepTor is to coordinate the research, clinical development and manufacturing activities provided by third-party organizations, additional employees may be required in the near future.

PROPERTIES

     CepTor maintains executive offices in Hunt Valley, Maryland consisting of approximately 5,200 square feet. This lease expires on December 31, 2006 and should provide sufficient space for CepTor's clinical, regulatory and other administrative functions during that time period.

     CepTor has conducted its research operations in academic settings, primarily at the State University of New York at Stony Brook and the Health
Science Center at Downstate Medical Center. These locations may be changed by
CepTor from time to time.

                                       12

     CepTor plans to outsource certain additional research and development programs as well as the manufacture of its clinical supplies for the near term.

     CepTor believes that facilities and plans are adequate for current needs.
If operations are successful and research and development activities continue to expand, or if it is decided to produce products in large-scale commercial quantities, then it may require additional equipment, manufacturing facilities, or both. The nature and extent of the equipment or facilities that might be needed at such time cannot currently be predicted.

GOVERNMENT REGULATION

     The manufacturing and marketing of any drug or drug delivery technology, including Myodur and Neurodur, and CepTor's related research and development activities are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries.
CepTor anticipates that these regulations will apply separately to each drug and compound in CepTor's drug delivery technology. CepTor believes that complying with these regulations will involve a considerable level of time, expense and uncertainty.

     In the United States, drugs are subject to rigorous federal regulation and, to a lesser extent, state regulation. The Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of CepTor's drugs. Drug development and approval within this regulatory framework is difficult to predict and will take a number of years and involve the expenditure of substantial resources.

     The steps required before a pharmaceutical agent may be marketed in the
United States include:

o  Pre-clinical laboratory tests, in vivo pre-clinical studies and formulation studies;

o  The submission to the FDA of an Investigational New Drug Application (IND)
   for human clinical testing which must become effective before human clinical trials can commence;

o  Adequate and well-controlled human clinical trials to establish the safety and efficacy of the product;

o  The submission of a New Drug Application or Biologic Drug License Application
   to the FDA; and

o  FDA approval of the New Drug Application or Biologic Drug License Application
   prior to any commercial sale or shipment of the product.

     In addition to obtaining FDA approval for each product, each domestic product manufacturing facility must be registered with, and approved by, the
FDA. Domestic manufacturing facilities are subject to biennial inspections by the FDA and must comply with the FDA's Good Manufacturing Practices for products, drugs and devices.

                                       13

     Pre-clinical Trials. Pre-clinical testing includes laboratory evaluation of chemistry and formulation, as well as tissue culture and animal studies to assess the potential safety and efficacy of the product. Pre-clinical safety tests must be conducted by laboratories that comply with FDA regulations regarding Good Laboratory Practices. No assurance can be given as to the ultimate outcome of such pre-clinical testing. The results of pre-clinical testing are submitted to the FDA as part of an IND and are reviewed by the FDA prior to the commencement of human clinical trials. Unless the FDA objects to an
IND, the IND will become effective 30 days following its receipt by the FDA.

     CepTor intends to largely rely upon contractors to perform pre-clinical trials. To date, CepTor has established limited relationships with regards to pre-clinical testing of CepTor's intended products.

     Clinical Trials. Clinical trials involve the administration of the new product to healthy volunteers or to patients under the supervision of a qualified principal investigator. Clinical trials must be conducted in accordance with Good Clinical Practices under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND. Further, each clinical study must be conducted under the auspices of an independent institutional review board at the institution where the study will be conducted. The institutional review board will consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution. Compounds must be formulated according to Good
Manufacturing Practices.

     Clinical trials are typically conducted in three sequential phases, but the phases may overlap. In Phase I, the initial introduction of the product into healthy human subjects, the drug is tested for safety (adverse side effects), absorption, dosage tolerance, metabolism, bio-distribution, excretion and pharmacodynamics (clinical pharmacology). Phase II is the proof of principal stage and involves studies in a limited patient population in order to:

o  Determine the efficacy of the product for specific, targeted indications;

o  Determine dosage tolerance and optimal dosage; and

o  Identify possible adverse side effects and safety risks.

     When there is evidence that the product is found to be effective and has an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to further evaluate clinical efficacy and to test for safety within an expanded patient population at geographically dispersed multi-center clinical study sites. Phase III frequently involves randomized controlled trials and, whenever possible, does double blind studies. CepTor, or the FDA, may suspend clinical trials at any time if it is believed that the individuals participating in such trials are being exposed to unacceptable health risks.

     CepTor intends to rely upon contractors to perform its clinical trials.
CepTor has not established any relationships regarding anticipated clinical trials for any intended product.

                                       14

     New Drug Application and FDA Approval Process. The results of the pharmaceutical development, pre-clinical studies and clinical studies are submitted to the FDA in the form of a New Drug Application for approval of the marketing and commercial shipment of the product. The testing and approval process is likely to require substantial cost, time and effort for which the proceeds of this offering will be inadequate. In addition to the results of preclinical and clinical testing, the NDA applicant must submit detailed information about chemistry, manufacturing and controls that will determine how the product will be made. The approval process is affected by a number of factors, including the severity of the disease, the availability of alternative treatments and the risks and benefits demonstrated in clinical trials.
Consequently, there can be no assurance that any approval will be granted on a timely basis, if at all. The FDA may deny a New Drug Application if applicable regulatory criteria are not satisfied, require additional testing or information or require post-marketing testing and surveillance to monitor the safety of a company's products if it does notes not believe the New Drug Application contains adequate evidence of the safety and efficacy of the drug.
Notwithstanding the submission of such data, the FDA may ultimately decide that a New Drug Application does notes not satisfy its regulatory criteria for approval. Moreover, if regulatory approval of a drug is granted, such approval may entail limitations on the indicated uses for which it may be marketed.
Finally, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing.
Post approval studies may be conducted as Phase IV to explore further intervention, new indications or new product uses.

     Among the conditions for New Drug Application approval is the requirement that any prospective manufacturer's quality control and manufacturing procedures conform to Good Manufacturing Practices and the requirement specifications of the FDA. In complying with standards set forth in these regulations, manufacturers must continue to expend time, money and effort in the area of drug application and quality control to ensure full technical compliance.
Manufacturing establishments, both foreign and domestic, also are subject to inspections by or under the authority of the FDA and by other federal, state or local agencies.

     International Approval. Whether or not FDA approval has been obtained, approval of a product by regulatory authorities in foreign countries must be obtained prior to the commencement of commercial sales of the drug in such countries. The requirements governing the conduct of clinical trials and drug approvals vary widely from country to country, and the time required for approval may be longer or shorter than that required for FDA approval. Although there are some procedures for unified filings for certain European countries, in general, each country at this time has its own procedures and requirements.

     Other Regulation. In addition to regulations enforced by the FDA, CepTor is also subject to regulation under the Occupational Safety and Health Act, the
Environmental Protection Act, the Toxic Substances Control Act, the Resource
Conservation and Recovery Act and other present and potential future federal, state or local regulations. CepTor's research and development may involve the controlled use of hazardous materials, chemicals, and various radioactive compounds. Although CepTor believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of any accident, CepTor and the Company could be held liable for any damages that result and any such liability could exceed CepTor's resources.

                                       15

CAUTIONARY STATEMENTS

     THE FAILURE TO COMPLETE DEVELOPMENT OF CEPTOR'S DRUG DELIVERY TECHNOLOGY,
OBTAIN GOVERNMENT APPROVALS, INCLUDING REQUIRED FDA APPROVALS, OR TO COMPLY WITH
ONGOING GOVERNMENTAL REGULATIONS COULD DELAY OR LIMIT INTRODUCTION OF PROPOSED
PRODUCTS AND RESULT IN FAILURE TO ACHIEVE REVENUES OR MAINTAIN THE COMPANY'S
ONGOING BUSINESS.

     CepTor's research and development activities, the manufacture and marketing of CepTor's intended products are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. Before receiving FDA clearance to market CepTor's proposed products,
CepTor will have to demonstrate that CepTor's products are safe and effective on the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities.
The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices.
As a result, clinical trials and regulatory approval can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources.

     In order to be commercially viable, CepTor must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute CepTor's technologies. For each drug utilized with CepTor's drug delivery technology, and for Myodur and Neurodur, CepTor must successfully meet a number of critical developmental milestones, including:

o  demonstrate benefit from delivery of each specific drug through CepTor's drug delivery technology,

o  demonstrate through pre-clinical and clinical trials that CepTor's drug delivery technology and CepTor's patient specific therapy is safe and effective,

o  establish a viable Good Manufacturing Process capable of potential scale-up.

     The time-frame necessary to achieve these developmental milestones may be long and uncertain, and CepTor may not successfully complete these milestones for any of CepTor's intended products in development.

     In addition to the risks previously discussed, CepTor's technology is subject to additional developmental risks which include the following:

o  the uncertainties arising from the rapidly growing scientific aspects of drug delivery and therapies and potential treatments,

o  uncertainties arising as a result of the broad array of potential treatments related to nerve and muscle injury and disease,

                                       16

o  anticipated expense and time believed to be associated with the development and regulatory approval of treatments for nerve and muscle injury and disease,

     In order to conduct clinical trials that are necessary to obtain approval by the FDA to market a product, it is necessary to receive clearance from the
FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because CepTor or CepTor's clinical investigators does not follow the FDA's requirements for conducting clinical trials. If CepTor is unable to receive clearance to conduct clinical trials or the trials are halted by the FDA, CepTor would not be able to achieve any revenue from such product, as it is illegal to sell any drug or medical device for human consumption without FDA approval.

     DATA OBTAINED FROM CLINICAL TRIALS IS SUSCEPTIBLE TO VARYING
INTERPRETATIONS, WHICH COULD DELAY, LIMIT OR PREVENT REGULATORY CLEARANCES.

     Data already obtained, or in the future obtained, from pre-clinical studies and clinical trials (as of the date of this offering no clinical trials of
CepTor's technology have been undertaken) do not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials.
Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of an intended product under development could delay or prevent regulatory clearance of a potential drug, resulting in delays to commercialization, and could materially harm CepTor's business. CepTor's clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for CepTor's drugs, and thus CepTor's proposed drugs may not be approved for marketing. Even after approval, further studies could result in withdrawal of FDA and other regulatory approvals and voluntary or involuntary withdrawal of products from the market.

     CepTor may encounter delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of development, clinical trials and FDA regulatory review. CepTor may encounter similar delays in foreign countries. Sales of
CepTor's products outside the U.S. would be subject to foreign regulatory approvals that vary from country to country. The time required to obtain approvals from foreign countries may be shorter or longer than that required for
FDA approval, and requirements for foreign licensing may differ from FDA requirements. CepTor may be unable to obtain requisite approvals from the FDA and foreign regulatory authorities, and even if obtained, such approvals may not be on a timely basis, or they may not cover the uses that CepTor requests.

     In the future, CepTor may select drugs for "molecular binding" using
CepTor's drug delivery technology which may contain controlled substances which are subject to state, federal and foreign laws and regulations regarding their manufacture, use, sale, importation and distribution. For such drugs containing controlled substances, CepTor and any suppliers, manufacturers, contractors, customers and distributors may be required to obtain and maintain applicable registrations from state, federal and foreign law enforcement and regulatory agencies and comply with state, federal and foreign laws and regulations regarding the manufacture, use, sale, importation and distribution of controlled

                                       17

substances. These regulations are extensive and include regulations governing manufacturing, labeling, packaging, testing, dispensing, prescription and procurement quotas, record keeping, reporting, handling, shipment and disposal.
Failure to obtain and maintain required registrations or comply with any applicable regulations could delay or preclude us from developing and commercializing CepTor's drugs containing controlled substances and subject us to enforcement action. In addition, because of their restrictive nature, these regulations could limit CepTor's commercialization of CepTor's drugs containing controlled substances.

     CEPTOR'S DRUGS OR TECHNOLOGY MAY NOT GAIN FDA APPROVAL IN CLINICAL TRIALS
OR BE EFFECTIVE AS A THERAPEUTIC AGENT WHICH COULD AFFECT CEPTOR'S FUTURE
PROFITABILITY AND PROSPECTS.

     In order to obtain regulatory approvals, CepTor must demonstrate that the procedure is safe and effective for use in humans and functions as a therapeutic against the effects of injury or disease. To date, CepTor has not conducted any pilot study pursuant to Institutional Review Board oversight in anticipation of
CepTor's initial FDA submission for patient-specific or other therapy. Further,
CepTor has conducted only sporadic and limited animal studies to observe the effects of CepTor's drugs and has not subjected CepTor's drugs or technologies to rigorous testing standards that would be acceptable for publication in scientific peer review journals.

     CepTor may not be able to demonstrate that any potential drug or technology, including Myodur or Neurodur, although appearing promising in preclinical and animal observations, is safe or effective in advanced clinical trials that involve human patients. CepTor is also not able to assure that the results of the tests already conducted and which CepTor intends to repeat will be consistent with CepTor's prior observations or support CepTor's applications for regulatory approval. As a result, CepTor's drug and technology research program may be curtailed, redirected or eliminated at any time.

     The diseases and illnesses to which CepTor's drugs and technologies are directed are very complex and may be prone to genetic mutations. These mutations may prove resistant to currently approved therapeutics or CepTor's drugs or technologies. Even if CepTor gains regulatory approval there may develop resistance to CepTor's treatment. This could have a material adverse effect on
CepTor's business, financial condition and results of operations.

     BECAUSE CEPTOR HAS ACCUMULATED DEFICITS IN THE RESEARCH AND DEVELOPMENT OF
CEPTOR'S DRUG DELIVERY TECHNOLOGY SINCE CEPTOR'S INCEPTION, THERE IS NO
GUARANTEE THAT CEPTOR WILL EVER GENERATE REVENUE OR BECOME PROFITABLE EVEN IF
ONE OR MORE OF CEPTOR'S DRUGS ARE APPROVED FOR COMMERCIALIZATION.

     Since CepTor's inception in 1986 and through September 2004, CepTor has recorded operating losses. As of September 30, 2004, CepTor had a stockholders'
deficiency of approximately $3,139,700 and deficit accumulated during the development stage of approximately $9,551,500. In addition, CepTor expects to incur increasing operating losses over the next several years as CepTor continues to incur increasing costs for research and development and clinical trials. CepTor's ability to generate revenue and achieve profitability depends upon CepTor's ability, alone or with others, to complete the development of
CepTor's proposed products, obtain the required regulatory approvals and manufacture, market and sell CepTor's proposed products. Development is costly

                                       18

and requires significant investment. In addition, CepTor may choose to license rights to particular drugs. The license fees for such drugs may increase
CepTor's costs.

     CepTor has not generated any revenue from the commercial sale of CepTor's proposed products or any drugs and does not expect to receive such revenue in the near future. CepTor's primary activity to date has been research and development. All revenues to date are from grants, both public and private and collaborative agreements. A substantial portion of the research results and observations on which CepTor relies were performed by third-parties at those parties sole or shared cost and expense. CepTor cannot be certain as to when or whether to anticipate commercializing and marketing CepTor's proposed products in development, and does not expect to generate sufficient revenues from proposed product sales to cover CepTor's expenses or achieve profitability in the near future.

     CEPTOR HAS RELIED SOLELY ON THE FACILITIES OF THE STATE UNIVERSITY OF NEW
YORK, HEALTH SCIENCE CENTER AT DOWNSTATE MEDICAL CENTER AND STONY BROOK
UNIVERSITY FOR ALL OF CEPTOR'S RESEARCH AND DEVELOPMENT, WHICH COULD BE
MATERIALLY DELAYED SHOULD CEPTOR LOSE ACCESS TO THOSE FACILITIES.

     At the present time, CepTor has no research and development facilities of its own. CepTor is entirely dependent on third parties to use their facilities to conduct research and development. To date, CepTor has relied on the Health
Science Center at Downstate Medical Center and Stony Brook University for this purpose. CepTor's inability to have the facilities to conduct research and development may delay or impair CepTor's ability to gain FDA approval and commercialization of CepTor's drug delivery technology and products.

     CepTor currently maintains a good working relationship with the Health
Science Center at Downstate Medical Center and Stony Brook University. Should
the situation change and CepTor is required to relocate on short notice, CepTor does not currently have an alternate facility where CepTor could relocate its research activities. The cost and time to establish or locate an alternative research and development facility to develop CepTor's technology, other than through the universities, would be substantial and would delay gaining FDA approval and commercializing CepTor's products.

     CEPTOR IS DEPENDENT ON CEPTOR'S COLLABORATIVE AGREEMENTS FOR THE
DEVELOPMENT OF CEPTOR'S TECHNOLOGIES AND BUSINESS DEVELOPMENT WHICH EXPOSES
CEPTOR TO THE RISK OF RELIANCE ON THE VIABILITY OF THIRD PARTIES.

     In conducting CepTor's research and development activities, CepTor relies and expects in the future to rely upon numerous collaborative agreements with universities, governmental agencies, charitable foundations, manufacturers, contract research organizations and corporate partners. The loss of or failure to perform under any of these arrangements, by any of these entities, may substantially disrupt or delay CepTor's research and development activities including CepTor's anticipated clinical trials.

     CepTor is exposed to product liability, clinical and preclinical liability risks which could place a substantial financial burden upon us should CepTor be sued, because CepTor does not currently have product liability insurance above

                                       19

and beyond CepTor's general insurance coverage.

     CepTor's business exposes the Company to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. CepTor cannot assure that such potential claims will not be asserted against the Company. In addition, the use in
CepTor's clinical trials of pharmaceutical products that CepTor's may develop and the subsequent sale of these products by CepTor or CepTor's potential collaborators may cause CepTor to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against the
Company could have a material adverse effect on CepTor's business, financial condition and results of operations.

     CepTor does not currently have any product liability insurance or other liability insurance relating to clinical trials or any products or compounds.
CepTor cannot assure that CepTor will be able to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or that such insurance will provide adequate coverage against CepTor's potential liabilities.
Furthermore, CepTor's current and potential partners with whom CepTor has collaborative agreements with or CepTor's future licensees may not be willing to indemnify CepTor against these types of liabilities and may not themselves be sufficiently insured or have a net worth sufficient to satisfy any product liability claims. Claims or losses in excess of any product liability insurance coverage that may be obtained by CepTor could have a material adverse effect on
CepTor's business, financial condition and results of operations.

     CEPTOR'S LIMITED OPERATING HISTORY MAKES EVALUATING CEPTOR'S BUSINESS MORE
DIFFICULT, AND THEREFORE, INVESTORS HAVE LIMITED INFORMATION UPON WHICH TO RELY.

     An investor can only evaluate CepTor's business based on a limited operating history. Following the Offering CepTor's operations are expected to change dramatically as CepTor evolves from primarily a technology holding company without employees to a capitalized company with employees and internal operations. Since CepTor's inception, CepTor has engaged primarily in research and development, relied to a great extent on third-party efforts, sought avenues for licensing technology, seeking grants, raising capital and recruiting scientific and management personnel external to CepTor. CepTor has not generated any meaningful revenue to date, other than research grants, and has no licensing or royalty revenue or products ready for use or licensing in the marketplace.
This limited history may not be adequate to enable an investor to fully assess
CepTor's ability to develop CepTor's technologies and proposed products, obtain
FDA approval and achieve market acceptance of CepTor's proposed products and respond to competition, or conduct such affairs as are presently contemplated.

     ACCEPTANCE OF CEPTOR'S PRODUCTS IN THE MARKETPLACE IS UNCERTAIN AND FAILURE
TO ACHIEVE MARKET ACCEPTANCE WILL PREVENT OR DELAY CEPTOR'S ABILITY TO GENERATE
REVENUES.

     CepTor's future financial performance will depend, at least in part, upon the introduction and customer acceptance of CepTor's proposed products. Even if approved for marketing by the necessary regulatory authorities, CepTor's products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

                                       20

o  the receipt of regulatory clearance of marketing claims for the uses that
   CepTor is developing;

o  the establishment and demonstration of the advantages, safety and efficacy of
   CepTor's technologies;

o  pricing and reimbursement policies of government and third-party payors such as insurance companies, health maintenance organizations and other health plan administrators;

o  CepTor's ability to attract corporate partners, including pharmaceutical companies, to assist in commercializing CepTor's intended products; and

o  CepTor's ability to market CepTor's products.

     Physicians, patients, payors or the medical community in general may be unwilling to accept, utilize or recommend any of CepTor's products. If CepTor is unable to obtain regulatory approval, commercialize and market CepTor's proposed products when planned, CepTor may not achieve any market acceptance or generate revenue.

     THE COMPANY MAY FACE LITIGATION FROM THIRD PARTIES THAT CLAIM THE COMPANY'S
PRODUCTS INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS, PARTICULARLY BECAUSE
THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE VALIDITY AND BREADTH OF MEDICAL
PATENTS.

     The Company may be exposed to future litigation by third parties based on claims that the Company's technologies, products or activities infringe the intellectual property rights of others or that the Company has misappropriated the trade secrets of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in medical technology patents and the breadth and scope of trade secret protection involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against the Company, whether or not valid, could result in substantial costs, could place a significant strain on the Company's financial and managerial resources and could harm the Company's reputation. Most of the
Company's license agreements would likely require that the Company pay the costs associated with defending this type of litigation. In addition, intellectual property litigation or claims could force the Company to do one or more of the following:

o  cease selling, incorporating or using any of the Company's technologies and/or products that incorporate the challenged intellectual property, which would adversely affect the Company's future revenue;

o  obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or

o  redesign the Company's products, which would be costly and time-consuming.

     The Company has not engaged in discussions, received any communications, nor does the Company have any reason to believe that any third party is challenging or has the proper legal authority to challenge the Company's intellectual property rights or those of the actual patent holders other than a letter received during August 2004 from counsel to a company named Ceptyr

                                       21

Corporation alleging infringement of trademarks issued to Ceptyr with respect to the name of CepTor. In light of CepTor's formation and use of the name CepTor in commerce many years prior to the formation of Ceptyr and issuance of their trademark, management of CepTor believes the demand to cease and desist from future infringement to be substantially without merit and has commenced a dialogue with counsel to Ceptyr Corporation.

     CERTAIN UNIVERSITY RELATIONSHIPS ARE IMPORTANT TO CEPTOR'S BUSINESS AND
CEPTOR'S MANAGEMENT TEAM'S UNIVERSITY RELATIONSHIPS MAY POTENTIALLY RESULT IN
CONFLICTS OF INTERESTS.

     Dr. Alfred Stracher and Dr. Leo Kesner are the chief scientific investigators of CepTor's technology and have had longstanding associations with the Health Science Center at Downstate Medical Center and Stony Brook University
for more than the last five years. Dr. Stracher is also Chairman of the
Department of Biochemistry of the Health Science Center at Downstate Medical
Center. Dr. Stracher's and Dr. Kesner's association with those universities may currently or in the future involve conflicting interests.

     IF CEPTOR IS UNABLE TO ADEQUATELY PROTECT OR ENFORCE CEPTOR'S RIGHTS TO
INTELLECTUAL PROPERTY OR SECURE RIGHTS TO THIRD-PARTY PATENTS, CEPTOR MAY LOSE
VALUABLE RIGHTS, EXPERIENCE REDUCED MARKET SHARE, ASSUMING ANY, OR INCUR COSTLY
LITIGATION TO PROTECT SUCH RIGHTS.

     CepTor's ability to obtain licenses to third-party patents, maintain trade secret protection and operate without infringing the proprietary rights of others will be important to CepTor's commercializing any products under development. Therefore, any disruption in access to the technology could substantially delay the development of CepTor's technology.

     The patent positions of biotechnology and pharmaceutical companies, including CepTor's, which also involve licensing agreements, are frequently uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, CepTor's patent applications and any issued and licensed patents may not provide protection against competitive technologies or may be held invalid if challenged or circumvented. CepTor's competitors may also independently develop drug delivery technologies or products similar to CepTor's or design around or otherwise circumvent patents issued or licensed to CepTor.
In addition, the laws of some foreign countries may not protect CepTor's proprietary rights to the same extent as U.S. law.

     CepTor also relies upon trade secrets, technical know-how and continuing technological innovation to develop and maintain CepTor's competitive position.
CepTor generally requires CepTor's employees, consultants, advisors and collaborators to execute appropriate confidentiality and
assignment-of-inventions agreements. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with CepTor is to be kept confidential and not disclosed to third parties except in specific circumstances, and that all inventions arising out of the individual's relationship with CepTor shall be CepTor's exclusive property. These agreements may be breached, and in some instances, CepTor may not have an appropriate remedy available for breach of the agreements. Furthermore, CepTor's competitors may independently develop substantially equivalent proprietary information and

                                       22

techniques, reverse engineer CepTor's information and techniques, or otherwise gain access to CepTor's proprietary technology. CepTor may be unable to meaningfully protect CepTor's rights in trade secrets, technical know-how and other non-patented technology.

     Although CepTor's trade secrets and technical know-how are important,
CepTor's continued access to the patents is a significant factor in the development and commercialization of CepTor's drug delivery technology. Aside from the general body of scientific knowledge from other drug delivery processes and technology, these patents, to the best of CepTor's knowledge and based upon
CepTor's current scientific data, are the only intellectual property necessary to develop CepTor's current drug delivery system using CepTor's proposed Myodur,
Neurodur and other drugs. CepTor does not believe that it is or will be violating any other patents in developing CepTor's technology.

     CepTor may have to resort to litigation to protect its rights for certain intellectual property, or to determine their scope, validity or enforceability.
Enforcing or defending CepTor's rights is expensive, could cause diversion of
CepTor's resources and may not prove successful. Any failure to enforce or protect CepTor's rights could cause us to lose the ability to exclude others from using CepTor's technology to develop or sell competing products.

     CepTor currently depends and will continue to depend heavily on third parties for support in research and development and clinical and pre-clinical testing. CepTor expects to conduct activities with Downstate Medical Center and other State University of New York facilities at Stony Brook and Buffalo. CepTor currently has no significant formal agreement with either of these institutions other than research and testing agreements entered through the Research
Foundation of the State University of New York. Under certain circumstances, the
State University of New York may acquire certain rights in newly developed intellectual property developed in conjunction with CepTor.

     Research and development and clinical trials involve a complex process, and these universities' facilities may not be sufficient. Inadequate facilities could delay clinical trials of CepTor's drugs and result in delays in regulatory approval and commercialization of CepTor's drugs, either of which would materially harm CepTor's business. CepTor may utilize a portion of the proceeds of this Offering to establish an independent facility to replace or supplement
CepTor's university facilities. To date, CepTor has not identified the location, negotiated leases or equipment purchases, and accordingly, CepTor is subject to various uncertainties and risks that may be associated with the potential establishment of a new facility.

     CepTor may rely on third party contract research organizations, service providers and suppliers to support development and clinical testing of CepTor's products. Failure of any of these contractors to provide the required services in a timely manner or on reasonable commercial terms could materially delay the development and approval of CepTor's products, increase CepTor's expenses and materially harm CepTor's business, financial condition and results of operations.

     KEY COMPONENTS OF CEPTOR'S DRUG DELIVERY AND THERAPY TECHNOLOGIES MAY BE
PROVIDED BY SOLE OR LIMITED NUMBERS OF SUPPLIERS, AND SUPPLY SHORTAGES OR LOSS
OF THESE SUPPLIERS COULD RESULT IN INTERRUPTIONS IN SUPPLY OR INCREASED COSTS.

                                       23

     Certain components used in CepTor's research and development activities such as Leupeptin, Carnitine and Taurine compounds are currently purchased from a single or a limited number of outside sources. The reliance on a sole or limited number of suppliers could result in:

o  potential delays associated with research and development and clinical and pre-clinical trials due to an inability to timely obtain a single or limited source component;

o  potential inability to timely obtain an adequate supply of required components; and

o  potential of reduced control over pricing, quality and timely delivery.

     CepTor does not have long-term agreements with any of CepTor's suppliers, and therefore the supply of a particular component could be terminated without penalty to the supplier. Any interruption in the supply of components could cause CepTor to seek alternative sources of supply or manufacture these components internally. If the supply of any components is interrupted, components from alternative suppliers may not be available in sufficient volumes within required timeframes, if at all, to meet CepTor's needs. This could delay
CepTor's ability to complete clinical trials, obtain approval for commercialization or commence marketing; or cause us to lose sales, incur additional costs, delay new product introductions or harm CepTor's reputation.

     Further, components from a new supplier may not be identical to those provided by the original supplier. Such differences if they exist could affect product formulations or the safety and effect of CepTor's products that are being developed and delay regulatory approvals.

     CEPTOR HAS LIMITED MANUFACTURING EXPERIENCE AND ONCE CEPTOR'S PRODUCTS ARE
APPROVED CEPTOR MAY NOT BE ABLE TO MANUFACTURE SUFFICIENT QUANTITIES AT AN
ACCEPTABLE COST.

     CepTor remains in the research and development and pre-clinical trial phase of product commercialization. Once CepTor's products are approved for commercial sale CepTor will need to establish the capability to commercially manufacture
CepTor's product(s) in accordance with FDA and other regulatory requirements.
CepTor has limited experience in establishing, supervising and conducting commercial manufacturing. If CepTor fails to adequately establish, supervise and conduct all aspects of the manufacturing processes, CepTor may not be able to commercialize CepTor's products. CepTor does not presently own manufacturing facilities necessary to provide clinical or commercial quantities of CepTor's intended products.

     CepTor presently plans to rely on third party contractors to manufacture part or all of CepTor's products. This may expose CepTor to the risk of not being able to directly oversee the production and quality of the manufacturing process. Furthermore, these contractors, whether foreign or domestic, may experience regulatory compliance difficulty, mechanic shut downs, employee strikes, or any other unforeseeable acts that may delay production.

     DUE TO CEPTOR'S LIMITED MARKETING, SALES AND DISTRIBUTION EXPERIENCE,
CEPTOR MAY BE UNSUCCESSFUL IN CEPTOR'S EFFORTS TO SELL CEPTOR'S PRODUCTS, ENTER
INTO RELATIONSHIPS WITH THIRD PARTIES OR DEVELOP A DIRECT SALES ORGANIZATION.

                                       24

     CepTor has yet had to establish marketing, sales or distribution capabilities for CepTor's proposed products. Until such time as CepTor's products are further along in the regulatory process, CepTor will not devote any meaningful time and resources to this effort. At the appropriate time, CepTor intends to enter into agreements with third parties to sell CepTor's products or
CepTor may develop CepTor's own sales and marketing force. CepTor may be unable to establish or maintain third-party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with CepTor's competitors.

     If CepTor does not enter into relationships with third parties for the sales and marketing of CepTor's products, CepTor will need to develop CepTor's own sales and marketing capabilities. CepTor has limited experience in developing, training or managing a sales force. If CepTor chooses to establish a direct sales force, CepTor may incur substantial additional expenses in developing, training and managing such an organization. CepTor may be unable to build a sales force on a cost effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, CepTor will compete with many other companies that currently have extensive marketing and sales operations. CepTor's marketing and sales efforts may be unable to compete against these other companies. CepTor may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

     CepTor may be unable to engage qualified distributors. Even if engaged, these distributors may:

o  fail to satisfy financial or contractual obligations to CepTor;

o  fail to adequately market CepTor's products;

o  cease operations with little or no notice; or

o  offer, design, manufacture or promote competing products.

     If CepTor fails to develop sales, marketing and distribution channels,
CepTor would experience delays in product sales and incur increased costs, which would harm CepTor's financial results.

     IF CEPTOR IS UNABLE TO CONVINCE PHYSICIANS AS TO THE BENEFITS OF CEPTOR'S
INTENDED PRODUCTS, CEPTOR MAY INCUR DELAYS OR ADDITIONAL EXPENSE IN CEPTOR'S
ATTEMPT TO ESTABLISH MARKET ACCEPTANCE.

     Broad use of CepTor's drug delivery technology may require physicians to be informed regarding CepTor's intended products and the intended benefits. The time and cost of such an educational process may be substantial. Inability to successfully carry out this physician education process may adversely affect market acceptance of CepTor's products. CepTor may be unable to timely educate physicians regarding CepTor's intended products in sufficient numbers to achieve
CepTor's marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for CepTor's products.
In addition, CepTor may expend significant funds towards physician education

                                       25

before any acceptance or demand for CepTor's products is created, if at all.

     CEPTOR WILL REQUIRE ADDITIONAL FUNDING WHICH WILL BE SIGNIFICANT AND MAY
HAVE DIFFICULTY RAISING NEEDED CAPITAL IN THE FUTURE BECAUSE OF CEPTOR'S LIMITED
OPERATING HISTORY AND BUSINESS RISKS ASSOCIATED WITH CEPTOR.

     CepTor's business currently does not generate any revenue from CepTor's proposed products and revenue from grants and collaborative agreements may not be sufficient to meet CepTor's future capital requirements. CepTor does not know when, or if, this will change. CepTor has expended and will continue to expend substantial funds in the research, development and clinical and pre-clinical testing of CepTor's drug delivery technology and compounds. CepTor will require additional funds to conduct research and development, establish and conduct clinical and pre-clinical trials, establish clinical and commercial-scale manufacturing arrangements and to provide for the marketing and distribution of
CepTor's products. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable from any available source, CepTor may have to delay, reduce the scope of or eliminate one or more of CepTor's research or development programs or product launches or marketing efforts which may materially harm CepTor's business, financial condition and results of operations.

     CepTor's long term capital requirements which will significantly exceed the anticipated net proceeds of the Offering, are expected to depend on many factors, including:

o  the number of potential products and technologies in development;

o  continued progress and cost of CepTor's research and development programs;

o  progress with pre-clinical studies and clinical trials;

o  the time and costs involved in obtaining regulatory clearance;

o  costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

o  costs of developing sales, marketing and distribution channels and CepTor's ability to sell CepTor's drugs;

o  costs involved in establishing manufacturing capabilities for clinical trial and commercial quantities of CepTor's drugs;

o  competing technological and market developments;

o  market acceptance or CepTor's products;

o  costs for recruiting and retaining management, employees and consultants; and

o  costs for training physicians.

                                       26

     CepTor may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. CepTor may seek to raise any necessary additional funds through the exercising of warrants, equity or debt financings, collaborative arrangements with corporate partners or other sources, which may be dilutive to existing stockholders or otherwise have a material effect on CepTor's current or future business prospects. In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other sources, CepTor may have to relinquish economic and/or proprietary rights to some of CepTor's technologies or products under development that CepTor would otherwise seek to develop or commercialize by itself. If adequate funds are not available, CepTor may be required to significantly reduce or refocus CepTor's development efforts with regards to
CepTor's drug delivery technology, compounds and drugs.

     THE MARKET FOR CEPTOR'S  PRODUCTS IS RAPIDLY CHANGING AND COMPETITIVE,  AND
NEW DRUG DELIVERY MECHANISMS, DRUG DELIVERY TECHNOLOGIES,  NEW THERAPEUTICS, NEW
DRUGS AND NEW TREATMENTS  WHICH MAY BE DEVELOPED BY OTHERS COULD IMPAIR CEPTOR'S
ABILITY TO MAINTAIN AND GROW CEPTOR'S BUSINESS AND REMAIN COMPETITIVE.

     The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render CepTor's technologies and intended products noncompetitive or obsolete, or CepTor may be unable to keep pace with technological developments or other market factors.
Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities and budgets than CepTor does, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for CepTor.
Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors' financial, marketing, manufacturing and other resources.

     CepTor is a start-up development-stage enterprise that heretofore has operated only as a virtual company with no day-to-day business management, operating as a vehicle to hold certain technology for possible future exploration, and has been and will continue to be engaged in the development of novel drug delivery and therapeutic technologies. As a result, CepTor's resources are limited and CepTor may experience management, operational or technical challenges inherent in such activities and novel technologies.
Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to CepTor's technology. CepTor's competitors may develop drug delivery technologies and drugs that are safer, more effective or less costly than CepTor's intended products and, therefore, present a serious competitive threat to CepTor.

     The potential widespread acceptance of therapies that are alternatives to
CepTor's may limit market acceptance of CepTor's products even if commercialized. Many of CepTor's targeted diseases and conditions can also be treated by other medication or drug delivery technologies. These treatments may

                                       27

be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for CepTor's technologies and products to receive widespread acceptance if commercialized.

     IF USERS OF CEPTOR'S PRODUCTS ARE UNABLE TO OBTAIN ADEQUATE REIMBURSEMENT
FROM THIRD-PARTY PAYORS, OR IF NEW RESTRICTIVE LEGISLATION IS ADOPTED, MARKET
ACCEPTANCE OF CEPTOR'S PRODUCTS MAY BE LIMITED AND CEPTOR MAY NOT ACHIEVE
ANTICIPATED REVENUES.

     The continuing efforts of government and insurance companies, health maintenance organizations and other payors of healthcare costs to contain or reduce costs of health care may affect CepTor's future revenues and profitability, and the future revenues and profitability of CepTor's potential customers, suppliers and collaborative partners and the availability of capital.
For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United
States, given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While
CepTor cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm
CepTor's business, financial condition and results of operations.

     CepTor's ability to commercialize CepTor's products will depend in part on the extent to which appropriate reimbursement levels for the cost of CepTor's products and related treatment are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third-party payors are increasingly challenging the prices charged for medical drugs and services.
Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of CepTor's drugs. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially harm CepTor's ability to operate profitably.

     CEPTOR COULD BE EXPOSED TO SIGNIFICANT DRUG LIABILITY CLAIMS WHICH COULD BE
TIME CONSUMING AND COSTLY TO DEFEND, DIVERT MANAGEMENT ATTENTION AND ADVERSELY
IMPACT CEPTOR'S ABILITY TO OBTAIN AND MAINTAIN INSURANCE COVERAGE.

     The testing, manufacture, marketing and sale of CepTor's intended products involve an inherent risk that product liability claims will be asserted against
CepTor. CepTor currently has no general liability policy which provides coverage for product liability. All of CepTor's pre-clinical trials have been and all of
CepTor's proposed clinical and pre-clinical trials are anticipated to be conducted by collaborators and third party contractors. CepTor currently does not have insurance which relate to product liability or insurance related to clinical or pre-clinical trials. CepTor intends to seek insurance against such risks before CepTor's product sales are commenced. Even if CepTor obtained insurance, it may prove inadequate to cover claims and/or litigation costs. The cost and availability of such insurance are unknown. Product liability claims or

                                       28

other claims related to CepTor's intended products, regardless of their outcome, could require CepTor to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent CepTor from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of CepTor's drug delivery technology. A product liability claim could also significantly harm CepTor's reputation and delay market acceptance of CepTor's intended products.

     CEPTOR'S BUSINESS INVOLVES ENVIRONMENTAL RISKS RELATED TO HANDLING
REGULATED SUBSTANCES THAT COULD SEVERELY AFFECT CEPTOR'S ABILITY TO CONDUCT
RESEARCH AND DEVELOPMENT OF CEPTOR'S DRUG DELIVERY TECHNOLOGY.

     In connection with CepTor's research and development activities and
CepTor's manufacture of materials and drugs, CepTor is subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. Although CepTor believes that CepTor has complied with the applicable laws, regulations and policies in all material respects and has not been required to correct any material noncompliance, CepTor may be required to incur significant costs to comply with environmental and health and safety regulations in the future. CepTor's research and development may in the future involve the controlled use of hazardous materials, including but not limited to certain hazardous chemicals and narcotics. Although CepTor believes that its safety procedures for storing, handling and disposing of such materials will comply with the standards prescribed by state and federal regulations, CepTor cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an occurrence, CepTor could be held liable for any damages that result and any such liability could exceed CepTor's resources.

     CEPTOR DEPENDS UPON KEY PERSONNEL WHO MAY TERMINATE THEIR EMPLOYMENT WITH
CEPTOR AT ANY TIME, AND CEPTOR WILL NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL
WHICH MAY BE UNAVAILABLE DUE TO THE NECESSITY OF UNIQUE SKILLS AND RESOURCES

     CepTor's  success will depend to a  significant  degree upon the  continued
services of key management,  including Mr. Pursley (age 51), and Dr. Barton (age
57).

     The Company maintains directors and officers insurance and intends to apply for "key man" life insurance policies for Mr. Pursley and Dr. Barton, in the amount of $1,000,000 each. This insurance, may not adequately compensate for the loss of their services. The Company's success will depend on the ability to attract and retain highly skilled personnel. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. The Company may be unable to recruit such personnel on a timely basis, if at all. Management and other employees may voluntarily terminate their employment at any time. The loss of the services of key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to development or approval, loss of sales and diversion of management resources.

                                       29

     ABSENCE OF DIVIDENDS

     Neither CepTor nor the Company has paid any cash dividends on its Common
Stock. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from CepTor's proposed operations will be used to finance the growth of the Company and that dividends will not be paid to holders of
Common Stock or Preferred Stock.

XECHEM ACQUISITION OF CEPTOR AND THE XECHEM-CEPTOR "SPINOFF" AGREEMENT

     On December 23, 2003, CepTor and Xechem International, Inc. (then the parent of CepTor) entered into an Agreement and Plan of Merger under which
CepTor was acquired by Xechem through a reverse-triangular merger of CepTor
Acquisition Corp. with and into CepTor following which CepTor became a wholly-owned subsidiary of Xechem. The merger became effective on February 2,
2004. Xechem's common stock is traded on the NASD Over the Counter Bulletin
Board under the symbol XKEM.OB.

     On March 31, 2004, the Board of Directors of Xechem approved a Spinoff
Agreement (the "Spinoff Agreement") consisting of a financing plan with its subsidiary, CepTor, providing for, among other things, establishing a capital structure suitable for attracting third-party financing of CepTor, separation of the management of CepTor from Xechem, and refocusing each of the companies on their respective core competencies and technologies. As part of the Spinoff
Agreement, it was contemplated that CepTor would undertake a stock split and certain management members of CepTor and others would receive from Xechem the right to acquire fully vested ten year options (the "Management Options") to acquire shares of the Common Stock of CepTor, at par value thereof, following which Xechem would own 56.25% and options would be available for 43.75% to management and others.

     To minimize the investment in CepTor held by Xechem, CepTor agreed to buy from Xechem and redeem up to $2,000,000 worth of shares of CepTor Common Stock owned by Xechem (the "Put") from proceeds of future planned offerings of CepTor securities. The Put provides for the payment to Xechem in exchange for the shares of CepTor Common Stock held by Xechem at a rate of twenty-five (25%)
percent (up to $2,000,000) of the gross proceeds raised (before fees and commissions) pursuant to the sale of CepTor stock, including pursuant to this
Offering. In addition, CepTor agreed to pay Xechem a royalty equal to two percent of the gross revenues received by CepTor, its subsidiaries, affiliates, and assigns with respect to the sale of any products incorporating any of the technology then owned by CepTor or the licensing of any of the CepTor technology or sale of the licensing rights to any of the technology (as such technology exists on the date of the Agreement).

     Pursuant to the Spinoff Agreement, Xechem agreed to abide by a lock-up on the sale of any CepTor shares on the open market for a period of 180 days following the initial public registration of any CepTor shares and as to at least 50% of CepTor shares owned by Xechem for an additional 180 days, which agreement will continue to apply to shares of the Company issued to Xechem following closing of the minimum offering for the stated period.

     On December 9, 2004, a Second Amendment to the Spinoff Agreement with
Xechem became effective, authorizing the Merger, amending the Put Option by reducing the Put to ten (10%) percent (up to $2,000,000) of the gross proceeds of the Private Placement, and conforming the lock-up applicable to shares of
Company Common Stock to be held by Xechem following the Merger such that 50% may

                                       30

be sold six months following the effective date of the registration of the
Common Stock underlying the securities purchased in the Offering, and 50% twelve months following the effective date of such registration. In addition, if the effective date of registration is not within six months of the termination of the Offering, then the periods referred to above shall commence upon such six month anniversary without an effective registration statement. The amendment permits Xechem to transfer its shares in any privately negotiated transaction, provided the purchaser agrees to the terms and restrictions applicable to
Xechem, and consent of the Company is obtained.

     In addition, pursuant to the Spinoff Agreement, CepTor agreed to assume
Xechem's obligation to pay to the sellers of CepTor to Xechem in 2003 certain
"Contingent Consideration" consisting of a series of awards payable in Xechem stock pro-rata to such sellers upon: (i) the filing of a Phase II application within 36 months of the merger closing; (ii) the filing of a Phase III application within 60 months of the merger closing; and (iii) an NDA filing within 72 months of the merger closing, in the amount of $1 million each, which will be assumed by the Company. Dr Stracher and Dr. Kesner, the original founders of CepTor and participants in the 2003 sale to Xechem, will be entitled to receive a portion of the proceeds of the Contingent Consideration if and when paid.

CEPTOR BRIDGE AND OTHER LOANS

     During April-May 2004, as contemplated by the Spinoff Agreement, CepTor entered into certain interim financing agreements (the "Bridge Loans") in anticipation of the Xechem spinoff. The terms of the Bridge Loans provided
CepTor with $1,100,000 pursuant to Promissory Notes issued by CepTor which carry interest at eight (8%) and mature on October 22, 2004. In addition, CepTor agreed to issue 220,000 (subject to adjustment based on the pre-money valuation and share price) shares of CepTor Common Stock to the Bridge Loan holders and
18,000 shares to Viewtrade Financial and pay all reasonable due diligence and counsel fees up to a maximum of $25,000. In the event CepTor defaults on this obligation, the Bridge Loan holders have the option to convert their notes into shares of common stock of Xechem at the lower of $0.07 per share or 75% of the market price of the previous 20 market days prior to conversion, a portion of which will be issued by Xechem and the remainder by Mr. Pursley from personal
Xechem option holdings.

     Prior to maturity of the Bridge Loans, CepTor discussed with Viewtrade
Financial and certain holders of the Bridge Loans the possibility of exchanging such Bridge Loans for new replacement notes of the Company which would be due and payable October 31, 2005, and be convertible into shares of the Company following the Merger at $1.25 per share (50% of the price per Unit offered herein). A similar proposal to exchange was made to holders of 10% Notes of
CepTor due December 2004. Since CepTor was unable to repay the Bridge Loans on their due date, the Bridge Loan holders had a right to convert their notes into shares of common stock of Xechem. As of November 17, 2004, the closing price of
Xechem Common Stock was approximately $0.02 per share. None of such Bridge Loan holders exercised their conversion rights. Pursuant to an exempt Exchange Offer dated October 22, 2004, as amended November 15, 2004, all of the Bridge Loans have either been repaid following the Merger with the proceeds of the Initial
Closing or been converted into new 10% convertible notes issued by the Company due December 31, 2005.

                                       31

LEGAL PROCEEDINGS

     During June 2004, CepTor executed a "Non-Binding Letter of Intent" for the purposes of structuring a potential transaction with Bluewater Partners, S.A.
Bluewater thereafter introduced CepTor to a public shell for the purposes of a proposed transaction. In late September, 2004 CepTor advised Bluewater that it was not prepared to proceed with a proposed transaction. Bluewater thereafter on
October 8, 2004 commenced an action in the Northern District of California, entitled BLUEWATER PARTNERS S.A. V. CEPTOR CORPORATION (Case No. C 04 4277 JCS)
alleging, among other things, that CepTor had breached its agreements, promissory estoppel, breach of implied covenant of good faith and fair dealing,
Quantum Meruit, unjust enrichment; and seeking declaratory relief, and damages in the amount of $3.6 million. On November 12, 2004 CepTor and Bluewater entered into a written proposal outlining material terms for permanent dismissal of the action providing, among other things, for immediate withdrawal, without prejudice, of the complaint by Bluewater, exchanges of mutual releases, receipt by Bluewater for 50,000 shares of Company unrestricted Common Stock, 125,000 shares of restricted Company Common Stock, and payment of $25,000 in full settlement of the action. On November 12, 2004 Bluewater filed an application withdrawing, without prejudice, their complaint against CepTor. The parties are continuing to negotiate the terms of final settlement. CepTor believes that the action is substantially without merit and in the event that the parties are unable to agree on a definitive resolution, CepTor (and the Company) intend to defend vigorously the allegations of the complaint and move for dismissal.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

     This Current Report on Form 8-K contains "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond he Company's control.
The Company's actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

o  adverse economic conditions;

o  inability to raise sufficient additional capital to implement CepTor's business plan;

o  intense competition, including entry of newly-developed alternative drug technologies;

o  unexpected costs and operating deficits, and lower than expected sales and revenues;

o  adverse results of any legal proceedings;

o  inability to satisfy government and commercial customers using CepTor's technology;

o  inability to develop manufacturing capabilities or the inability to enter into acceptable relationships with one or more contract manufacturers for

                                       32

   CepTor's products and key components and the failure of such contract manufacturers to manufacture products or components of an acceptable quality on a cost-effective basis;

o  the volatility of CepTor's operating results and financial condition;

o  inability to attract or retain qualified senior management personnel, including sales and marketing, and scientific personnel; and

o  other specific risks that may be alluded to in this Report.

     All statements, other than statements of historical facts, included in this
Report regarding CepTor's or the Company's strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words "will," "may," "believe," "anticipate," "intend,"
"estimate," "expect," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. Neither CepTor nor the Company undertakes any obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although CepTor believes that its and the Company's plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, no one can assure investors that these plans, intentions or expectations will be achieved.
Important factors that could cause actual results to differ materially from expectations expressed herein are described under "Cautionary Statements" and elsewhere in this Report. These cautionary statements qualify all forward-looking statements attributable to information provided in this Report and on behalf of CepTor or the Company or persons acting on its or their behalf.

     Information regarding market and industry statistics contained in this
Report is included based on information available to CepTor that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. CepTor has not reviewed or included data from all sources, and CepTor cannot assure investors of the accuracy or completeness of the data included in this Report.
Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Neither the Company nor CepTor have any obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Cautionary Statements"
for a more detailed discussion of uncertainties and risks that may have an impact on future results.

     The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

     The following information is furnished with regard to all securities sold by the Company within the past three years that were not registered under the

                                       33

Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act or
Regulation D, Rule 504 of the Securities Act. All shares were issued in exchange for cash payment. None of the foregoing transactions involved a distribution or public offering.

     On December 9, 2004 (the "Closing Date"), the Company sold 103.62 Units to
42 investors pursuant to a Confidential Private Placement Memorandum dated
October 22, 2004 as supplemented November 16, 2004, (the "Memorandum"), each
Unit consisting of one share of Series A Convertible Preferred Stock and a
Warrant to purchase Common Stock (the "Offering"). Each share of Series A
Convertible Preferred Stock is convertible into 10,000 shares of Common Stock and each Warrant entitles the holder to purchase 5,000 shares of Common Stock for $2.50 per share. The Units were offered by Brookshire Securities Corporation
(the "Placement Agent") pursuant to a Placement Agent Agreement with CepTor dated October 22, 2004. Under the terms of the Placement Agent Agreement, the
Placement Agent is entitled to a selling commission of 8%, plus a 2%
non-accountable expense reimbursement payable from the proceeds of the offering.
The Company realized gross proceeds from the Offering of $2,590,500.00, before payment of commissions and expenses of the Offering.

     In April 2003 the Company issued 4,750,000 shares of Common Stock to fourteen investors as "founder's shares" for a total price of $4,750.

     In April 2003 the Company sold 415,500 shares of Common Stock to thirty-one investors for a total price of $41,550.

     Pursuant to an offer dated October 22, 2004 (the "Exchange Offer") as amended November 15, 2004, made by CepTor, the Company issued $1,100,215.30 of its Convertible Notes due December 31, 2005. CepTor offered to exchange with holders of its outstanding Bridge Loans and 10% Notes newly issued 10% Notes due
December 31, 2005 to be issued by the Company following the Merger convertible into shares of the Company's Common Stock at $1.25 per share in amounts equal to the outstanding principal under the notes cancelled, plus accrued interest. The
Exchange Offer provides that holders of outstanding Bridge Loans who received in connection with the issuance a total of 220,000 shares of CepTor common stock would, upon acceptance of the Exchange Offer, retain such outstanding shares which would convert into a total of up to 440,000 shares of Company Common Stock upon effectiveness of the Merger on the following basis:

                                                         Purchase price of
                                                           Unit ($25,000)
  Shares of Company     Principal amount Bridge        -----------------------
     Common Stock    =      Loan converted        &divide;      Number shares Common
                                                       Stock per Unit ($10,000)

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On November 22, 2004, CepTor replaced Withum Smith & Brown P.C. as its independent accountant and approved the appointment of Marcum & Kliegman LLP as independent auditors for the fiscal year ended December 31, 2004 for CepTor.

                                       34

     As of December 8, 2004, upon effectiveness of the Merger, Daszkal Bolton
LLP was replaced as the Company's independent accountant and Marcum & Kliegman
LLP appointed as its independent accountant to audit the Company's financial statements. The reason for the replacement of Daszkal Bolton LLP was that, following the Merger the stockholders of CepTor own a majority of the outstanding shares of common stock of the Company. The business of CepTor is the primary business unit of the Company, and the current independent registered accountants of CepTor are the firm of Marcum & Kliegman LLP. The Company believes that it is in its best interests to have Marcum & Kliegman LLP continue to work with the CepTor business, and the Company therefore retained Marcum &
Kliegman LLP as its new independent accountant. Marcum & Kliegman LLP is located at 655 Third Avenue, 16th Floor, New York, New York 10017.

     The reports of Daszkal Bolton LLP on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years, and the subsequent interim periods, prior to December 8, 2004, there were no disagreements with
Daszkal Bolton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Daszkal Bolton LLP, would have caused it to make reference to the matter in connection with its reports. There were no
"reportable events" as that term is described in Item 304(a)(1)(v) of Regulation
S-K.

     Appointment of Marcum & Kliegman LLP was recommended and approved by the
Audit Committee of the Company's Board of Directors. During the Company's two
most recent fiscal years, and the subsequent interim periods, prior to December
8, 2004, the Company did not consult Marcum & Kliegman LLP regarding either: (i)
the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the
Company's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT.

     As described in Item 1.01, on December 8, 2004 a change in control of the
Registrant occurred.

     The following table sets forth information regarding the number of shares of Common Stock beneficially owned on December 9, 2004, giving effect to the
Merger on December 8, 2004 and the sale of 103.62 Units on December 9, 2004, by each person who is known by the Company to beneficially own 5% or more of the
Company's Common Stock, each of the Company's directors* and executive officers, and all of the Company's directors and executive officers, as a group:

--------
*  Pursuant to the terms of the Placement Agent Agreement, the Placement Agent may designate one member of the Company's Board of Directors, Audit and
   Compensation Committee following the Initial Closing for a one-year period.
   As of the date of this report, the Placement Agent has not designated any person to fill such vacancy.

                                       35

                                                                     NUMBER OF            PERCENTAGE
                                                                      SHARES               SHARES
                                                                   BENEFICIALLY          BENEFICIALLY
                                                                      OWNED                 OWNED
                                                                      -----                 -----
Xechem International, Inc.                                          3,794,593               33.8%
William Pursley (Director and Executive Officer)**                  1,247,428               11.1%
Norman Barton M.D. Ph.D. (Executive Officer)                          454,792                4.0%
Donald Fallon (Executive Officer)                                     207,905                1.8%
Leonard Mudry (Director)                                                    0%

All directors and executive officers as a group **                                          17.0%
(4 persons)

     The Company's Board of Director's currently is composed of three directors, two of whom are currently directors of CepTor. William Pursley and Leonard
Mudry, directors of CepTor, have been appointed the directors of the Company.
Until the first annual meeting of shareholders of the Company following the closing of the Merger, the Placement Agent for the Private Placement, has the
right to designate one director, who shall also serve on the Company's
Compensation and Audit Committees. As of the date of this Current Report on Form
8-K, the Placement Agent has not notified the Company that it seeks to designate a member of the Board of Directors. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. The Company intends to appoint a majority of directors that are considered "independent" under the SEC's independence standards. Officers are elected annually by the Board of Directors and serve at the discretion of the
Board. Certain officers of CepTor have been appointed to serve as officers of the Company in the same capacities and offices they held and continue to hold at
CepTor.

     Accounting Treatment; Change of Control. The merger is being accounted for as a "reverse merger," since the former stockholders of CepTor own a majority of the outstanding shares of the Company's Common Stock immediately following the
Merger. Except as otherwise described herein, no arrangement or understanding exists among present or former controlling stockholders with respect to the election of members of the Company's Board of Directors and, to the Company's
knowledge, no other arrangement exists that might result in a change of control in the future. As of the time immediately following the Merger, the Company continued to be a "small business issuer," as defined under the Securities
Exchange Act of 1934, as amended.

--------
** Mr. Pursley has the right to designate issuance of an additional 315,845 shares of Common Stock under the Founders' Stock Plan and has the right to vote and dispose of such shares as well as any additional Founders' Stock
   Plan shares previously awarded which may revert to Mr. Pursley under certain circumstances.

                                       36

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

     As a result of the Merger, the Company's directors and officers prior to the Merger, Thomas Fastiggi, Chief Operating Officer, Sean Miller, Chief
Executive Officer, Chief Financial Officer, Chief Accounting Officer and
Director, Vincent Kohen, President, Lisa Beach, Vice President, and Rose
Cabasso, Vice President, Secretary, and Director, resigned effective December 8,
2004 from all positions with the Company.

     The following table sets forth information regarding the members of the
Company's Board of Directors and its executive officers following the Merger.
The directors listed below will serve until the next annual meeting of shareholders.

NAME                         AGE           POSITION
----                         ---           --------
William H. Pursley           51            Chief Executive Officer, Chairman of
                                           the Board of Directors

Norman W. Barton, M.D.,      57            Executive Vice President, Chief
Ph.D.                                      Medical Officer

Donald W. Fallon             50            Senior Vice President, Finance and
                                           Administration, Chief Financial
                                           Officer, and Secretary

Leonard Mudry                67            Director

     Each of Mr. Pursley, Dr. Barton, and Mr. Fallon are parties to employment agreements with CepTor which obligations have been assumed by the Company under which such persons are obligated to commit all or substantially all of their work time and attention to the affairs of the Company, with certain exceptions.

     The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

     WILLIAM H. PURSLEY, is currently CEO and Chairman of the Board of Directors of CepTor. Most recently as President and Vice Chairman of Xechem International,
Inc., he developed a new focus for that company, significantly increasing its value and spearheading the acquisition of CEPTOR. From August 2002 until
September 2003, Mr. Pursley was CEO of Osiris Therapeutics, Inc., a
privately-held biotechnology company, and led a turnaround that revamped management and operations and significantly increased the company's value through corporate partnerships with Boston Scientific (BSX-NYSE), among others.
Prior to this, from April 1999 until August 2002, he was Senior Vice President,
Commercial Operations for Transkaryotic Therapies, Inc. (TKTC-NASDAQ) where he developed its European business unit to launch Replagal(TM), an orphan drug for
Fabry disease. Previously, Mr. Pursley has served in executive positions at
Genentech (DNA-NYSE), Genzyme, Inc. (GENZ-NASDAQ), and Bio-Technology General
Corporation (BTGC-NASDAQ) where he played key roles in the commercialization of over $2 billion in orphan drugs. The long-time industry executive started his

                                       37

career 25 years ago with Merck. Mr. Pursley holds a Bachelor of Arts degree in
Biology from the University of Louisville.

     NORMAN BARTON, M.D., PH.D., currently Executive Vice President and Chief
Medical Officer of CepTor, previously had the same position with Osiris
Therapeutics, Inc., a privately held biotech company, from September 2002 to
April 2004. Dr. Barton has had a distinguished career over two decades in investigative medicine and development of novel therapeutic agents in both the academic and commercial sectors. He is formally trained in biological chemistry and internal medicine and is certified as a specialist in neurology. From 1996 until September 2002, Dr. Barton was at Bio-Technology General Corporation
(BTGC-NASDAQ) where he was Senior Vice President and Chief Medical Officer. In
this capacity, he had overall responsibility for the worldwide development and registration programs for four proprietary recombinant protein products.
Successful advancement of these programs required frequent interaction with US and European regulatory authorities and development of core competencies in clinical research, data management and biostatistics. In addition to product development responsibilities, Dr. Barton also created and supervised a medical affairs group that provided critical support for commercialized products in both
US and international markets. From 1981 to 1996, Dr. Barton served as a physician scientist and Chief of the Clinical Investigations Section (1985-96)
with the Neurological Institute at the National Institutes of Health (NIH).
While at the NIH, Dr. Barton was responsible for the development of enzyme replacement therapy for a severely debilitating lipid storage disorder known as
Gaucher disease. For this precedent setting achievement, Dr. Barton was awarded both the Outstanding and Meritorious Service Medals of the United States Public
Health Service. Dr. Barton received his MD and Ph.D. from Pennsylvania State
University, and he completed his residency in Internal Medicine at Albany
Medical College Hospital and his residency in Neurology at Cornell University
New York Hospital.

     DONALD W. FALLON, is currently Senior Vice President, Finance and
Administration, Chief Financial Officer and Secretary of CepTor. Mr. Fallon has
over 20 years of broad financial management experience gained at both public and private companies. Prior to joining CepTor, from May 2002 until December 2003, he was Vice President of Finance and Chief Financial Officer for Osiris
Therapeutics, Inc., a privately held biotech company, and was involved in strategic partnering, fund raising and strategic planning activities. From
January 2000 to May 2002, Mr. Fallon was Senior Director of Finance and
Accounting with Guilford Pharmaceuticals Inc. (GLFD-NASDAQ), where he was responsible for financial and strategic planning systems in addition to accounting operations and internal and external financial reporting. From June
1998 through January 2000, Mr. Fallon was Vice president of Finance and Chief
Financial Officer with Small Molecule Therapeutics, Inc., a venture-backed drug discovery company. In addition to these opportunities, Mr. Fallon held various positions with other start-up and established life sciences companies. Mr.
Fallon is a Certified Public Accountant, received his BS in Accounting from the
University of Baltimore and holds an MBA in Finance from Loyola College in
Baltimore, Maryland.

     LEONARD MUDRY, a director of CepTor, currently provides consulting and financial services to a number of businesses. From June 2000 to January 2004 he provided consulting services to various businesses, including Xechem. From
January 2004 to October 2004 he was a director of Xechem. From November 1998 to
June 2000, he was a business consultant with Strategic Business Group in
Cranford, NJ. From May 1994 to October 1998, he was Senior Vice President,
Finance and Operations of Xechem. From February 1991 to April 1994, he was Vice
President, Operations of Medigene, Inc., a pre-natal testing company. Prior to joining Medigene, Mr. Mudry was Vice President, Operations/Finance for Princeton

                                       38

Diagnostic Labs from March 1990 to January 1991; Senior Vice President and Chief
Financial Officer of American Medical Laboratories from January 1987 to March
1990; and held various positions with Hoffmann-La Roche, Inc and its subsidiaries, a major pharmaceutical company, from 1969 to 1987.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
           YEAR.

     In connection with the Merger, the Registrant on December 8, 2004, amended its Articles of Incorporation and as a result of adoption of the financial statements of CepTor Corporation, a Delaware corporation, as the financial statements of the Registrant will hereafter utilize a different fiscal year from that used in Registrant's most recent filing with the Securities and Exchange
Commission prior to the Merger. The Registrant's fiscal year end hereafter shall be December 31. The Registrant does not maintain any class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and therefor no proxy statement or information statement has been filed or distributed to its shareholders.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired

      In accordance with Instruction 4 of this Item 9.01, financial statements and pro forma information, if any, required by this Item will be filed by an amendment to this initial report on Form 8-K as soon as practicable, but in no event later than 71 days after this initial report is required to be filed.

(b)   Exhibits

EXHIBIT NO.    EXHIBITS
-----------    --------
1.1            Placement Agent Agreement with Brookshire Securities Corporation dated October 22, 2004

2.1            Agreement of Merger and Plan of Reorganization among Medallion
               Crest Management, Inc., CepTor Acquisition Corp. and CepTor
               Corporation.

3.1            Articles of Amendment to Articles of Incorporation of Registrant
               dated December 8, 2004.

3.2            Articles of Incorporation*

3.3            By laws*

4.1            Spinoff Agreement dated March 31, 2004 by and between CepTor
               Corporation and Xechem International, Inc.

4.2            First Amendment to Spinoff Agreement by and between CepTor
               Corporation and Xechem International, Inc.

------------------------
*  Incorporated herein by reference to Exhibit 3.1 and 3.2, respectively, of
   Registrant's Registration Statement on form SB-2 filed June 3, 2004 (SEC File
   No. 333-105793).

                                       39

4.3            Second Amendment to Spinoff Agreement by and between CepTor
               Corporation and Xechem International, Inc.

4.4            CepTor Founders' Stock Plan.

4.5            CepTor 2004 Incentive Stock Plan.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CEPTOR CORPORATION

Dated: December 14, 2004               By: /s/ William H. Pursley
                                           ---------------------------------
                                           Name:   William H. Pursley
                                           Title:  Chairman and Chief
                                                   Executive Officer

                                       40